ADDENNUM TO CUSTODIAN AGREEMENT


The Custodian Agreement dated October 1, 2005, is hereby amended effective December 6, 2005 as follows:

1. Schedule A shall be changed by

         a. Deleting the two asterisks following

                  i.   RiverSource Growth Fund

                  ii.  RiverSource Diversified Equity Income Fund

                  iii. RiverSource Global Technology fund

         b.       Deleting three Preferred Master Trusts

                  i.   Growth Portfolio

                  ii.  Equity Income Portfolio

                  iii. World Technologies Portfolio

2. Addendum B shall be changed by

         a.       Deleting

                  i.   RiverSource Growth Fund

                  ii.  RiverSource Diversified Equity Income Fund

                  iii. RiverSource Global Technology Fund

AXP GROWTH SERIES, INC.
AXP INVESTMENT SERIES, INC.
AXP GLOBAL SERIES, INC.



By:  /s/ Leslie L. Ogg
     ---------------------
         Leslie L. Ogg
         Vice President and General Counsel

AMERIPRISE TRUST COMPANY



By:  /s/ Mark S. Ellis
     ---------------------
         Mark S. Ellis
         Senior Vice President and Money
         Laundering Prevention Officer